EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pzena Investment Management, Inc. of our report dated March 26, 2007, on our audit of Pzena Large Cap Value Fund as of December 31, 2006 and for the year then ended.
/s/ J.H. Cohn LLP
Roseland, New Jersey
October 29, 2007